                                                                    EXHIBIT 99.1


                                (PINNACLE LOGO)

FOR IMMEDIATE RELEASE
---------------------

                            MEDIA CONTACT:        Vicki Kessler  615-320-7532
                            FINANCIAL CONTACT:    Harold Carpenter  615-744-3742
                            WEBSITE:              www.pnfp.com

                   PINNACLE FINANCIAL REPORTS RECORD EARNINGS
       ASSETS GROW TO $872 MILLION AND DILUTED EARNINGS PER SHARE IS $0.21

         NASHVILLE, Tenn., July 19, 2005 - Pinnacle Financial Partners Inc. (Nasdaq: PNFP) today reported record earnings for the quarter ended June 30, 2005, including quarterly year-to-year net income growth exceeding 60 percent for the 10th consecutive quarter.

SECOND QUARTER 2005 HIGHLIGHTS:

         o Record net income of $1.96 million, up 68 percent from the prior year's $1.17 million

         o Record diluted earnings per share of $0.21, up 50 percent from the prior year's $0.14

         o        Strong balance sheet growth:

                  o Average loans up 56 percent from the same period last year

                  o Average total deposits up 46 percent from the same period last year, with average noninterest bearing demand deposit accounts up 54 percent from the same period last year

         o        Superior credit quality:


                  o Net charge-off's as a percentage of average loans of only 0.02 percent

                  o Past due loans over 30 days of only 0.21 percent of total loans

                  o Nonperforming assets of only 0.11 percent of total loans and other real estate

     "We are again reporting net income growth over 60 percent and strong loan and deposit growth for this quarter," said M. Terry Turner, President and CEO of Pinnacle Financial Partners. "Our goal has been to balance growth in volumes with growth in earnings such that shareholder value is maximized over both the short- and long-term."

Pinnacle Reports Continued Growth - 2 of 6


FINANCIAL PERFORMANCE

         o Return on average assets for the quarter ended June 30, 2005, was 0.96 percent compared to 0.82 percent for the same quarter last year.

         o Return on average stockholders' equity for the quarter ended June 30, 2005, was 13.21 percent compared to 12.83 percent for the same quarter last year.

         o Efficiency ratio (noninterest expense divided by net interest income and noninterest income) was 60.4 percent during the second quarter of 2005 compared to 62.4 percent during the second quarter of 2004.

     Total assets grew to $872 million as of June 30, 2005, up $286 million or 49 percent from the $586 million reported at June 30, 2004. Loans as of June 30, 2005, were $557 million, or 57 percent higher than the $355 million reported at June 30, 2004. Total deposits increased to $690 million at June 30, 2005, or 48 percent higher than the $467 million reported at June 30, 2004.

     "Our asset growth was excellent for the second quarter," said Turner. "Even with this significant asset growth and the associated provision expense we were able to maintain our ROA at a level consistent with the first quarter of 2005. We are also pleased that ROE for the second quarter was an all time high for our firm."

REVENUE

         o Revenue (the sum of net interest income and noninterest income) for the quarter ended June 30, 2005 amounted to $8.2 million compared to $5.6 million for the same quarter of last year, an increase of 46.6 percent.

         o Net interest income for the quarter ended June 30, 2005, was $6.80 million compared to $4.54 million for the quarter ended June 30, 2004, an increase of 49.8 percent.

                  o Net interest margin for the second quarter of 2005 was 3.57 percent, compared to a net interest margin of 3.51 percent reported during the second quarter in 2004 and 3.78 percent for the first quarter of 2005.

                  o Percentage of daily floating rate loans to total loans was 55.9 percent at June 30, 2005.

         o Noninterest income for the quarter ended June 30, 2005, was $1,416,000 compared to $1,067,000 during the same quarter in 2004, an increase of 32.7 percent.

Pinnacle Reports Continued Growth - 3 of 6


     "Our net interest margin of 3.57 percent was higher than the net interest margin for the same quarter last year and lower than our net interest margin for the first quarter of this year," said Harold Carpenter, Chief Financial Officer of Pinnacle Financial Partners. "The decline in our net interest margin between the first and second quarters of 2005 was due to several factors, with the primary contributor being a rapid rise in deposit rates over the past few months. Our internal models indicate that our balance sheet remains structurally asset sensitive and, although Nashville continues to be a very competitive deposit pricing market, our belief is that with anticipated increases in short-term rates currently forecasted for the remainder of 2005, we should be in the position to maintain our net interest margin for the remainder of the year. At a time when many banks are faced with margin compression and therefore lower net interest income, our associates remain focused on growing our volumes which enables us to forecast continued growth in net interest income."

     At June 30, 2005, the ratio of investment securities to total assets declined to 26.1 percent compared to 28.2 percent at June 30, 2004. Pinnacle anticipates that this ratio will approximate 25.0 to 27.0 percent for the remainder of 2005 and represents a slight shift in asset mix to the higher yielding loan category.

     The increase in noninterest income was due to the further development of Pinnacle's mortgage origination unit, increased service charges due to more deposit accounts and increased investment services income from Pinnacle Asset Management. For the quarter ended June 30, 2005, noninterest income represented approximately 17.2 percent of total revenues, compared to 19.0 percent for the same quarter in 2004.

NONINTEREST EXPENSE

         o Noninterest expense for the quarter ended June 30, 2005, was $4.96 million compared to $3.50 million for the same quarter in 2004.

     Compensation and employee benefits expense increased approximately 41 percent over the same quarter last year due primarily to an increase in personnel. At June 30, 2005, Pinnacle employed 146.5 full-time equivalent personnel compared to 101.5 at June 30, 2004, an increase of approximately 44 percent. Equipment and occupancy expenses increased 67.1 percent over the same period last year due in large part to increased square footage for operating units at our downtown Nashville location and additional branch offices.

Pinnacle Reports Continued Growth - 4 of 6


CREDIT QUALITY

         o Provision for loan losses was $483,000 for the second quarter of 2005 compared to $449,000 in the second quarter in 2004. The following impacted the amount of the provision for loan losses in the second quarter of 2005 when compared to the same period in 2004:

                  o Loan growth in the second quarter of 2005 of $40 million compared to loan growth of $32 million in the second quarter of 2004.

                  o Net charge-offs were $22,000 in the second quarter of 2005 compared to net charge-offs of $25,000 during the same period in 2004.

         o Allowance for loan losses represented 1.20 percent of total loans at June 30, 2005, compared to 1.26 percent at June 30, 2004.

                  o Annualized net charge-offs to average loans were 0.02 percent for the second quarter of 2005 compared to
                           0.03 percent for the second quarter of 2004.

                  o Nonperforming assets as a percentage of total loans and other real estate decreased to 0.11 percent at June 30, 2005, from 0.38 percent at June 30, 2004.

     "We remain extremely pleased with the credit quality of our firm," said Turner. "In the first half of this year, asset quality indicators have been consistent with the superior levels we have experienced throughout most of the life of this firm. Specifically, our nonperforming assets, net charge-off and past due ratios are at exceptional levels and better than national peer group averages. We continue to believe that our asset quality is the best predictor of our ability to create long-term shareholder value."

OTHER SECOND QUARTER 2005 DEVELOPMENTS

         o A continued focus on treasury management services and growth in demand deposit accounts. For the quarter ended June 30, 2005, average noninterest-bearing deposit balances averaged $112 million compared to $73 million for the same quarter last year, an increase of 54 percent. "We are very pleased with the steady growth in demand deposit operating accounts and commercial customer repurchase accounts," said Robert A. McCabe Jr., Chairman of the Board of Pinnacle. "Additionally, we expect to produce long-term growth in both balances and service charges for our firm through our recent and continuing investments to enhance our treasury management capabilities."

Pinnacle Reports Continued Growth - 5 of 6


         o Pinnacle grew to 148 associates (146.5 full-time equivalent) at June 30, 2005, with 106 working in client contact areas and 42 in operational and corporate areas. This represents an increase of 25 employees from the 123 employees as of December 31, 2004. Pinnacle's annual retention rate was 96.6 percent at June 30, 2005, representing a very high level of engagement for Pinnacle's associates. Approximately 22 associate additions are currently planned for the remainder of 2005 with 16 to be in client contact areas.

         o Pinnacle opened its eighth office, located in Hendersonville, Tenn., which is the largest city in Sumner County, a very attractive county within the Nashville MSA.

         o Pinnacle is considering a ninth location to be opened in late 2005 or early 2006 in the Nashville MSA. Pinnacle expects to add another two offices in the Nashville MSA in 2006, which would bring the company's total number of offices to 11.

INVESTMENT OUTLOOK

     Management has developed several financial forecast scenarios for the next several quarters. Based on anticipated growth trends and future investments in the franchise, Pinnacle estimates its third quarter 2005 diluted earnings per share will approximate $0.21 to $0.22. Pinnacle tightened the estimate for diluted earnings per share for the year ending Dec. 31, 2005, to range between $0.84 and $0.87. Additionally, Pinnacle currently estimates total asset balances will approximate $1 billion by the end of 2005 as a result of continued organic growth. Pinnacle continues to anticipate significant loan demand for the remainder of 2005 and, as a result, has considered the increased provision for loan losses associated with increased loan balances in these estimates.

     As noted previously, management has developed several scenarios under which these estimates can be achieved and believes these estimates to be reasonable based on these scenarios. However, unanticipated events or developments, including the execution of any initiative involving the development of any market other than the current Nashville franchise, the opportunity to hire more seasoned professionals than anticipated or the ability to grow loans significantly in excess of the levels contemplated, may cause the actual results of Pinnacle to differ materially from these estimates.

     The estimates do not include compensation expense related to the expensing of stock options that have been and may be granted to employees under the firm's broad-based stock option plans. Pinnacle will begin including such compensation expense in its statement of income in 2006.

Pinnacle Reports Continued Growth - 6 of 6


     Pinnacle Financial Partners, the largest financial services firm headquartered in Nashville, provides a full range of banking, investment and insurance products and services designed for small- to mid-sized businesses and their owners/operators. Pinnacle provides financial planning services by a certified financial planner (CFP(R)), and a number of Pinnacle's senior financial advisors provide comprehensive wealth management services to help clients increase, protect and distribute their assets.

     Pinnacle opened its first office in October 2000 in Commerce Center in downtown Nashville. Since then the firm has added Nashville offices in the Rivergate, Green Hills and West End areas and offices in Brentwood, Cool Springs and Franklin in Williamson County. Just recently, the firm added its eighth office in Hendersonville in Sumner County.

     Additional information concerning Pinnacle can be accessed at www.pnfp.com.

                                       ###

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Pinnacle to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, without limitation, (i) unanticipated deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (ii) the inability of Pinnacle to continue to grow its loan portfolio at historic rates, (iii) increased competition with other financial institutions, (iv) lack of sustained growth in the economy in the Nashville, Tennessee area, (v) rapid fluctuations or unanticipated changes in interest rates, (vi) the inability of Pinnacle to satisfy regulatory requirements for its expansion plans, (vii) the inability of Pinnacle to execute its expansion plans and (viii) changes in the legislative and regulatory environment. A more detailed description of these and other risks is contained in Pinnacle's most recent annual report on Form 10-K. Many of such factors are beyond Pinnacle's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED

======================================================================================================
                                                                        JUNE 30,          DECEMBER 31,
                                                                          2005                2004
------------------------------------------------------------------------------------------------------
ASSETS

Cash and noninterest-bearing due from banks .....................     $  26,539,893      $  15,243,796
Interest-bearing due from banks .................................           856,279            379,047
Federal funds sold ..............................................        31,759,292         11,122,944
                                                                      -------------      -------------
     Cash and cash equivalents ..................................        59,155,464         26,745,787

Securities available-for-sale, at fair value ....................       200,570,147        180,573,820
Securities held-to-maturity (fair value of $26,962,307 and
     $27,134,913 at June 30, 2005 and December 31, 2004,
     respectively) ..............................................        27,368,065         27,596,159
Mortgage loans held-for-sale ....................................         6,179,783          1,634,900

Loans ...........................................................       556,786,300        472,362,219
Less allowance for loan losses ..................................        (6,658,995)        (5,650,014)
                                                                      -------------      -------------
     Loans, net .................................................       550,127,305        466,712,205

Premises and equipment, net .....................................        12,658,540         11,130,671
Investments in unconsolidated subsidiaries and other entities ...         4,787,396          3,907,807
Accrued interest receivable .....................................         3,613,145          2,639,548
Other assets ....................................................         7,615,947          6,198,553
                                                                      -------------      -------------
         Total assets ...........................................     $ 872,075,792      $ 727,139,450
                                                                      =============      =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
     Noninterest-bearing demand .................................     $ 142,794,083      $ 114,318,024
     Interest-bearing demand ....................................        55,451,332         51,751,320
     Savings and money market accounts ..........................       222,589,579        199,058,240
     Time .......................................................       269,084,294        205,599,425
                                                                      -------------      -------------
         Total deposits .........................................       689,919,288        570,727,009
Securities sold under agreements to repurchase ..................        57,676,971         31,927,860
Federal Home Loan Bank advances .................................        49,500,000         53,500,000
Subordinated debt ...............................................        10,310,000         10,310,000
Accrued interest payable ........................................         1,421,570            769,300
Other liabilities ...............................................         1,747,159          2,025,106
                                                                      -------------      -------------
         Total liabilities ......................................       810,574,988        669,259,275

Stockholders' equity:
     Preferred stock, no par value; 10,000,000 shares authorized;
         no shares issued and outstanding .......................              --                 --
     Common stock, par value $1.00; 20,000,000 shares authorized;
         8,405,891 issued and outstanding at June 30, 2005 and
         8,389,232 issued and outstanding at December 31, 2004 ..         8,405,891          8,389,232
     Additional paid-in capital .................................        44,484,410         44,376,307
     Unearned compensation ......................................           (22,250)           (37,250)
     Retained earnings ..........................................         8,858,134          5,127,023
     Accumulated other comprehensive (loss) income, net .........          (225,381)            24,863
                                                                      -------------      -------------
         Total stockholders' equity .............................        61,500,804         57,880,175
                                                                      -------------      -------------
         Total liabilities and stockholders' equity .............     $ 872,075,792      $ 727,139,450
                                                                      =============      =============

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

===================================================================================================================
                                                              THREE MONTHS ENDED           SIX MONTHS ENDED
                                                                   JUNE 30,                     JUNE 30,
                                                             2005            2004         2005            2004
-------------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
     Loans, including fees ............................    $ 8,002,502    $4,505,938    $14,956,867    $ 8,452,510
     Securities, available-for-sale
         Taxable ......................................      2,134,735     1,555,145      4,156,518      3,106,004
         Tax-exempt ...................................        238,914        99,010        440,338        184,985
     Federal funds sold and other .....................        167,664        65,364        256,970        148,081
                                                           -----------    ----------    -----------    -----------
         Total interest income ........................     10,543,815     6,225,457     19,810,692     11,891,580
                                                           -----------    ----------    -----------    -----------

INTEREST EXPENSE:
     Deposits .........................................      2,877,229     1,328,050      5,031,190      2,499,238
     Securities sold under agreements to repurchase ...        253,121        11,380        403,383         20,673
     Federal funds purchased and other borrowings .....        618,274       350,212      1,080,812        683,562
                                                           -----------    ----------    -----------    -----------
         Total interest expense .......................      3,748,624     1,689,642      6,515,385      3,203,473
                                                           -----------    ----------    -----------    -----------
         Net interest income ..........................      6,795,191     4,535,815     13,295,307      8,688,107
PROVISION FOR LOAN LOSSES .............................        482,690       448,474      1,083,940        802,322
                                                           -----------    ----------    -----------    -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES ...      6,312,501     4,087,341     12,211,367      7,885,785

NONINTEREST INCOME:
     Service charges on deposit accounts ..............        241,436       231,208        503,136        395,053
     Investment services ..............................        491,453       404,516        928,877        794,095
     Gain on loans and loan participations sold (1)(2).        390,261       266,462        550,816        427,017
     Gain on sale of investment securities, net .......           --            --          114,410        248,353
     Other noninterest income .........................        289,915       164,796        496,480        274,838
                                                           -----------    ----------    -----------    -----------
             Total noninterest income .................      1,413,065     1,066,982      2,593,720      2,139,356
                                                           -----------    ----------    -----------    -----------

NONINTEREST EXPENSE:
     Compensation and employee benefits (2) ...........      3,110,718     2,203,862      6,081,276      4,318,222
     Equipment and occupancy ..........................        893,938       535,053      1,677,963      1,040,743
     Marketing and other business development .........        179,715       155,791        292,883        304,949
     Postage and supplies .............................        158,396       124,125        293,934        223,264
     Other noninterest expense ........................        620,452       479,127      1,198,036        870,584
                                                           -----------    ----------    -----------    -----------
         Total noninterest expense ....................      4,963,219     3,497,958      9,544,092      6,757,762
                                                           -----------    ----------    -----------    -----------
INCOME BEFORE INCOME TAXES ............................      2,762,347     1,656,365      5,260,995      3,267,379
     Income tax expense ...............................        803,178       487,890      1,522,073      1,027,882
                                                           -----------    ----------    -----------    -----------
NET INCOME ............................................    $ 1,959,169    $1,168,475    $ 3,738,922    $ 2,239,497
                                                           ===========    ==========    ===========    ===========

PER SHARE INFORMATION:
     Basic net income per common share ................    $      0.23    $     0.16    $      0.45    $      0.30
                                                           ===========    ==========    ===========    ===========
     Diluted net income per common share ..............    $      0.21    $     0.14    $      0.40    $      0.27
                                                           ===========    ==========    ===========    ===========
     Weighted average shares outstanding:
          Basic .......................................      8,401,198     7,397,920      8,395,260      7,391,013
          Diluted .....................................      9,434,260     8,279,114      9,435,754      8,246,422

--------------------------
(1) AMOUNTS REFLECT THE RECLASSIFICATION OF NONINTEREST INCOME PREVIOUSLY REPORTED AS "FEES FROM THE ORIGINATION OF MORTGAGE LOANS" TO "GAIN ON LOANS AND LOAN PARTICIPATIONS SOLD" TO CONFORM WITH THE PRESENTATION IN 2005.
(2) SALES COMMISSION EXPENSES ASSOCIATED WITH MORTGAGE LOAN ORIGINATIONS PREVIOUSLY INCLUDED IN "COMPENSATION AND EMPLOYEE BENEFITS" HAVE BEEN RECLASSIFIED IN 2004 TO OFFSET NONINTEREST INCOME INCLUDED IN "GAIN ON LOANS AND LOAN PARTICIPATIONS SOLD".

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS - UNAUDITED

======================================================================================================================
                                                     THREE MONTHS ENDED                       THREE MONTHS ENDED
(DOLLARS IN THOUSANDS)                                  JUNE 30, 2005                            JUNE 30, 2004
-----------------------------------------------------------------------------------------------------------------------
                                              AVERAGE                 YIELD/           AVERAGE                  YIELD/
                                             BALANCES     INTEREST    RATE(1)         BALANCES      INTEREST    RATE(1)
                                             --------     --------    -------         --------      --------    -------
Interest-earning assets:
   Loans..................................  $ 537,313     $  8,002      5.98%         $ 343,974      $ 4,506      5.27%
Securities:
     Taxable..............................    194,840        2,135      4.39            157,547        1,555      3.97
     Tax-exempt...........................     27,332          239      4.62             11,645           99      4.39
   Federal funds sold.....................     14,879          111      2.99             11,055           25      0.91
   Other..................................      3,730           57      7.08              2,849           40      6.40
                                            ---------       ------      ----          ---------      -------      ----
     Total interest-earning assets........    778,094       10,544      5.48            527,070        6,225      4.78
                                                            ------      ----                         -------      ----
Non-earning assets........................     44,250                                    28,367
                                            ---------                                 ---------
   Total assets...........................  $ 822,344                                 $ 555,437
                                            =========                                 =========

Interest-bearing liabilities:
   Interest-bearing deposits:
     Interest checking....................  $  57,652           90      0.62          $  37,755           44      0.47
     Savings and money market.............    218,685          906      1.66            155,214          297      0.77
     Certificates of deposit..............    252,402        1,882      2.99            174,183          987      2.28
                                            ---------       ------      ----          ---------      -------      ----
          Total interest-bearing deposits.    528,739        2,878      2.18            367,152        1,328      1.45
   Securities sold under agreements to
     repurchase...........................     49,883          253      2.04             17,523           11      0.26
   Federal funds purchased and other......      4,775           40      3.38              4,467           14      1.28
   Federal Home Loan Bank advances........     54,951          424      3.10             45,736          245      2.16
   Subordinated debt......................     10,310          154      5.98             10,310           91      3.54
                                            ---------       ------      ----          ---------      -------      ----
     Total interest-bearing liabilities...    648,658        3,749      2.32            445,188        1,689      1.53
Non-interest bearing demand deposits......    111,937           --        --             72,812           --        --
                                            ---------       ------      ----          ---------      -------      ----
     Total deposits and interest-bearing
          liabilities.....................    760,595        3,749      1.98            518,000        1,689      1.31
                                                            ------      ----                         -------      ----
Other liabilities.........................      2,180                                     1,895
Stockholders' equity......................     59,569                                    35,542
                                            ---------                                 ---------
   Total liabilities and stockholders'
          equity..........................  $ 822,344                                 $ 555,437
                                            =========                                 =========

Net interest income.......................                  $6,795                                   $ 4,536
                                                            ======                                   =======
   Net interest spread (2)................                              3.16%                                     3.25%
   Net interest margin (3)................                              3.57%                                     3.51%

-----------------------
(1) Yields computed on tax-exempt instruments on a tax equivalent basis.
(2) Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities.
(3) Net interest margin is the result of annualized net interest income divided by average interest-earning assets for the period.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS - UNAUDITED

=======================================================================================================================
                                                    SIX MONTHS ENDED                         SIX MONTHS ENDED
(DOLLARS IN THOUSANDS)                                JUNE 30, 2005                            JUNE 30, 2004
-----------------------------------------------------------------------------------------------------------------------
                                              AVERAGE                 YIELD/           AVERAGE                  YIELD/
                                             BALANCES     INTEREST    RATE(1)         BALANCES      INTEREST    RATE(1)
                                             --------     --------    -------         --------      --------    -------
Interest-earning assets:
   Loans..................................  $ 512,813      $14,957      5.88%         $ 326,159      $ 8,452      5.22%
   Securities:
     Taxable..............................    189,883        4,157      4.41            148,777        3,106      4.20
     Tax-exempt...........................     25,329          440      4.62             10,720          185      4.47
   Federal funds sold.....................     11,864          157      2.66             16,539           75      0.91
   Other..................................      3,503          100      6.85              2,625           73      6.30
                                            ---------       ------      ----          ---------      -------      ----
     Total interest-earning assets........    743,392       19,811      5.42            504,820       11,891      4.77
                                                            ------      ----                         -------      ----
Non-earning assets........................     46,222                                    27,028
                                            ---------                                 ---------
   Total assets...........................  $ 789,614                                 $ 531,848
                                            =========                                 =========

Interest-bearing liabilities:
   Interest-bearing deposits:
     Interest checking....................  $  57,695          162      0.57          $  35,307           85      0.49
     Savings and money market.............    220,382        1,604      1.47            150,973          583      0.78
     Certificates of deposit..............    234,507        3,266      2.81            167,870        1,831      2.19
                                            ---------       ------      ----          ---------      -------      ----
          Total interest-bearing deposits.    512,584        5,032      1.98            354,150        2,499      1.42
   Securities sold under agreements to
     repurchase...........................     44,016          403      1.85             16,195           21      0.26
   Federal funds purchased and other......      2,694           44      3.33              2,234           14      1.28
   Federal Home Loan Bank advances........     52,592          748      2.87             44,058          476      2.17
   Subordinated debt......................     10,310          289      5.65             10,310          193      3.76
                                            ---------       ------      ----          ---------      -------      ----
     Total interest-bearing liabilities...    622,196        6,516      2.11            426,947        3,203      1.51
Non-interest bearing demand deposits......    106,433         --         --              67,133         --         --
                                            ---------       ------      ----          ---------      -------      ----
     Total deposits and interest-bearing
          liabilities.....................    728,629        6,516      1.80            494,080        3,203      1.30
                                                            ------      ----                         -------      ----
Other liabilities.........................      1,990                                     2,144
Stockholders' equity......................     58,995                                    35,624
                                            ---------                                 ---------
   Total liabilities and stockholders'
          equity..........................  $ 789,614                                 $ 531,848
                                            =========                                 =========

Net interest income.......................                 $13,295                                   $ 8,688
                                                           =======                                   =======
   Net interest spread (2)................                              3.31%                                     3.26%
   Net interest margin (3)................                              3.67%                                     3.51%

------------------------
(1) Yields computed on tax-exempt instruments on a tax equivalent basis.
(2) Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities.
(3) Net interest margin is the result of annualized net interest income divided by average interest-earning assets for the period.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

=======================================================================================================================
 (DOLLARS IN THOUSANDS,                     JUNE           MAR          DEC          SEPT          JUNE           MAR
    EXCEPT PER SHARE DATA)                  2005          2005         2004          2004          2004          2004
-----------------------------------------------------------------------------------------------------------------------
BALANCE SHEET DATA, AT QUARTER END:
   Total assets........................    $872,076      787,436       727,139       685,408      586,313       541,052
   Total loans.........................     556,786      516,733       472,362       434,909      355,267       323,416
   Allowance for loan losses...........      (6,659)      (6,198)       (5,650)       (5,434)      (4,466)       (4,042)
   Securities..........................     227,938      202,223       208,170       191,323      165,528       162,315
   Total deposits......................     689,919      619,021       570,727       541,859      467,321       437,601
   Securities sold under agreements
          to repurchase................      57,677       46,388        31,928        22,958       23,772        14,699
   Advances from FHLB..................      49,500       51,500        53,500        51,500       47,500        40,500
   Subordinated debt...................      10,310       10,310        10,310        10,310       10,310        10,310
   Total stockholders' equity..........      61,501       57,657        57,880        56,668       35,125        36,266

BALANCE SHEET DATA, QUARTERLY AVERAGES:
   Total assets........................    $822,344      756,884       707,131       618,694      555,437       508,260
   Total loans.........................     537,313      488,313       448,611       392,220      343,974       306,549
   Securities..........................     222,172      208,253       203,728       183,721      169,192       149,802
   Total earning assets................     778,094      708,690       670,839       589,554      527,070       482,572
   Total deposits......................     640,676      597,358       562,936       485,300      439,964       402,603
   Securities sold under agreements
          to repurchase................      49,883       38,149        23,520        25,953       17,523        14,868
   Advances from FHLB..................      54,951       50,233        48,022        49,000       45,736        42,379
   Subordinated debt...................      10,310       10,310        10,310        10,310       10,310        10,310
   Total stockholders' equity..........      59,569       58,420        57,721        43,868       35,542        35,705

STATEMENT OF OPERATIONS DATA, FOR THE
  THREE MONTHS ENDED:
   Interest income.....................     $10,544        9,270         8,574         7,214        6,225         5,666
   Interest expense....................       3,749        2,767         2,296         1,915        1,689         1,514
                                            -------      -------       -------       -------       ------       -------
       Net interest income.............       6,795        6,503         6,278         5,299        4,536         4,152
   Provision for loan losses...........         483          601         1,134         1,012          449           354
                                            -------      -------       -------       -------       ------       -------
   Net interest income after provision
       for loan losses.................       6,312        5,902         5,144         4,287        4,087         3,798
   Noninterest income..................       1,413        1,178         1,246         1,534        1,067         1,072
   Noninterest expense.................       4,963        4,581         4,127         3,860        3,499         3,329
                                            -------      -------       -------       -------       ------       -------
      Income before taxes..............       2,762        2,499         2,263         1,961        1,655         1,611
       Income tax expense..............         803          719           574           570          487           540
                                            -------      -------       -------       -------       ------       -------
        Net income.....................     $ 1,959        1,780         1,689         1,391        1,168         1,071
                                            =======      =======       =======       =======       ======       =======
PER SHARE DATA:
   Earnings - basic....................     $  0.23         0.21          0.20          0.18         0.16          0.15
   Earnings - diluted..................     $  0.21         0.19          0.18          0.16         0.14          0.13
   Book value at quarter end (1).......     $  7.32         6.87          6.90          6.75         4.74          4.91

   Weighted avg. shares -  basic.......   8,401,198    8,389,256     8,389,232     7,832,512    7,397,920     7,384,106
   Weighted avg. shares - diluted......   9,434,260    9,437,183     9,448,696     8,857,015    8,279,114     8,213,730
   Common shares outstanding...........   8,405,891    8,391,371     8,389,232     8,389,232    7,404,586     7,384,106

CAPITAL RATIOS (2):
   Equity to total assets..............         7.1%         7.3%          8.0%          8.3%         6.0%          6.7%
   Leverage............................         8.8%         9.2%          9.7%         10.9%         8.4%          9.0%
   Tier one risk-based.................        10.0%        10.6%         11.7%         12.4%        10.2%         11.2%
   Total risk-based....................        10.9%        11.5%         12.7%         13.4%        11.2%         12.1%

INVESTOR INFORMATION:
   Closing sales price.................     $ 24.00        20.72         22.62         21.50        18.30         15.25
   High sales price during quarter.....     $ 25.14        24.05         25.10         23.70        18.67         15.50
   Low sales price during quarter......     $ 20.50        20.72         22.05         17.70        13.50         11.65

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

=======================================================================================================================
(DOLLARS IN THOUSANDS,                      JUNE           MAR           DEC          SEPT          JUNE           MAR
    EXCEPT PER SHARE DATA)                  2005          2005          2004          2004          2004          2004
-----------------------------------------------------------------------------------------------------------------------
PERFORMANCE RATIOS AND OTHER DATA:
   Return on average assets............       0.96%       0.96%          0.95%         0.89%        0.82%         0.85%
   Return on avg. stockholders'
          equity.......................      13.21%       12.48%        11.61%        12.58%       12.83%        12.03%
   Net interest margin (3).............       3.57%        3.78%         3.78%         3.62%        3.51%         3.49%
   Noninterest income to total
          revenue (4)..................       17.2%        15.3%         16.6%         22.5%        19.0%         21.4%
   Noninterest income to avg. assets...       0.69%        0.62%         0.70%         0.99%        0.77%         0.89%
   Noninterest exp. to avg. assets.....       2.42%        2.42%         2.33%         2.50%        2.52%         2.61%
   Efficiency ratio (5)................       60.4%        59.6%         54.9%         56.5%        62.4%         62.8%
   Avg. loans to average deposits......       83.9%        81.7%         79.7%         80.8%        78.2%         76.6%
   Securities to total assets..........       26.1%        25.7%         29.1%         27.9%        28.2%         30.0%
   Average interest-earning assets to
          average interest-bearing
          liabilities..................      120.0%       119.0%        121.9%        121.0%       118.3%        118.1%
   Brokered time deposits to total
          deposits.....................        8.6%         8.3%          7.6%          8.2%         8.8%          8.2%

SELECTED  GROWTH RATES, LAST TWELVE MONTHS (6):
   Total average assets................       48.6%        48.9%         55.6%         52.3%        52.0%         55.9%
   Average loans.......................       56.2%        59.3%         58.3%         45.4%        40.2%         40.8%
   Total average deposits..............       46.3%        48.4%         58.2%         54.4%        58.5%         65.3%

   Total revenue (4)...................       46.6%        45.4%         58.6%         58.1%        48.2%         71.2%
   Total noninterest expense...........       41.9%        38.0%         29.1%         38.4%        34.9%         48.9%
   Diluted earnings per share..........       50.0%        46.2%         68.3%         58.5%       104.0%        168.6%

ASSET QUALITY INFORMATION AND RATIOS:
   Nonaccrual loans and other real
          estate.......................      $ 596          596           561         1,332        1,339            86
   Past due loans over 90 days and
          still accruing interest......      $  66           47           146            95           35            64
   Net loan charge-offs (7)............      $  22           53           918            43           25            30
   Allowance for loan losses to
          total loans..................       1.20%        1.20%         1.20%         1.25%        1.26%         1.25%
   As a percentage of total loans and ORE:
          Past due loans over 30 days .       0.21%        0.27%         0.37%         0.69%        0.21%         0.30%
          Nonperforming assets.........       0.11%        0.12%         0.12%         0.31%        0.38%         0.03%
          Potential problem loans (8)..       0.18%        0.08%         0.02%         0.08%        0.11%         0.57%
   Annualized net loan charge-offs
          (recoveries) to avg. loans (9)      0.02%        0.04%         0.27%         0.04%        0.03%         0.04%
   Avg. commercial loan internal
          risk ratings (8)................     3.8          3.8           3.9           3.8          3.9           3.9
   Avg. loan account balances (10)........   $ 171          162           161           157          149           147

INTEREST RATES AND YIELDS:
   Loans  .............................       5.98%        5.78%         5.58%         5.25%        5.27%         5.14%
   Securities..........................       4.42%        4.44%         4.34%         4.33%        4.00%         4.45%
   Federal funds sold and other........       3.90%        3.41%         2.72%         2.50%        2.20%         1.47%
   Total earning assets................       5.48%        5.34%         5.12%         4.90%        4.78%         4.73%
   Total deposits, including
          non-interest bearing.........       1.80%        1.46%         1.30%         1.22%        1.21%         1.17%
   Securities sold under agreements to
          repurchase...................       2.04%        1.60%         0.85%         0.51%        0.26%         0.25%
   Federal funds purchased and FHLB
          advances.....................       3.12%        2.61%         2.34%         2.14%        2.08%         2.19%
   Subordinated debt...................       5.98%        5.32%         4.77%         4.58%        3.54%         3.98%
   Total deposits and other
          interest-bearing
          liabilities..................       1.98%        1.61%         1.42%         1.33%        1.31%         1.29%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

=========================================================================================================================
(DOLLARS IN THOUSANDS,                      JUNE           MAR          DEC          SEPT          JUNE           MAR
    EXCEPT PER SHARE DATA)                  2005          2005         2004          2004          2004          2004
-------------------------------------------------------------------------------------------------------------------------
OTHER INFORMATION:
   Mortgage loan originations
          Gross loans originated.......   $ 27,239       21,360        17,584        22,382       16,061        10,845

          Gross fees (11)..............   $    483          364           378           419          266           192
          Gross fees as a percentage
            of mortgage loans
            originated.................       1.77%        1.70%         2.14%         1.87%        1.66%         1.77%

   Gains on sales of investment
          securities, net..............   $     --          114            --           109           --           248
   Brokerage account assets, at
          quarter-end (12).............   $419,000      400,000       398,000       368,000      344,000       351,000
   Floating rate loans as a
          percentage of loans (13).....       55.9%        55.5%         56.0%         55.8%        52.5%         52.4%
   Balance of loan participations sold
          to other banks and serviced
          by Pinnacle, at quarter end..   $ 64,474       58,844        57,678        53,343       58,530        54,772
   Total core deposits to total
         funding (14)..................       57.3%        58.7%         60.8%         61.8%        59.8%         62.8%
   Total assets per full-time equivalent
          employee.....................   $  5,952        5,988         5,960         5,909        5,776         5,695
   Annualized revenues per full-time
          equivalent employee..........   $  227.0        233.6         246.7         235.6        220.8         222.4
   Number of employees (full-time
          equivalent)..................      146.5        131.5         122.0         116.0        101.5          95.0
   Associate retention rate (15).......       96.6%        99.2%         98.4%         97.4%        97.5%         97.4%

---------------------------
(1) Book value per share computed by dividing total stockholders' equity by common shares outstanding
(2) Capital ratios are for Pinnacle Financial Partners, Inc. and are defined as follows:
       Equity to total assets - End of period total stockholders' equity as a percentage of end of period assets.
       Leverage - Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
       Tier one risk-based - Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
       Total risk-based - Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
(3) Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
(4) Total revenue is equal to the sum of net interest income and noninterest income.
(5) Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
(6) Growth rates are calculated by dividing amounts for the current quarter by the same quarter of the previous year.
(7) During the fourth quarter of 2004, the Company incurred two large commercial charge-offs of approximately $850,000 which had been previously on nonaccruing status.
(8) Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A "1" risk rating is assigned to credits that exhibit Excellent risk characteristics, "2" exhibit Very Good risk characteristics, "3" Good, "4" Satisfactory, "5" Acceptable or Average, "6" Watch List, "7" Criticized, "8" Classified or Substandard, "9" Doubtful and "10" Loss (which are charged-off immediately). Additionally, loans rated "8" or worse are considered potential problem loans. Potential problem loans do not include nonperforming loans. Generally, consumer loans are not subjected to internal risk ratings.
(9) Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.
(10) Computed by dividing the balance of all loans by the number of loan accounts as of the end of each quarter.
(11) Amounts are included in the statement of income in "Gains on the sale of loans and loan participations sold".
(12) At fair value, based on information obtained from the company's third party broker/dealer for non-FDIC insured financial products and services.
(13) Floating rate loans are those loans that are eligible for repricing on a daily basis subject to changes in Pinnacle's prime lending rate or other factors.
(14) Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of $100,000 or less. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.
(15) Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.